                                                                    EXHIBIT 99.3
                                     PROXY

                              MERIDIAN DATA, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                               September 9, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints GIANLUCA RATTAZZI and ERIK MILLER and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Meridian Data, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at Holiday Inn of Santa Cruz, 611 Ocean Street, Santa Cruz, CA 95060 on September 9, 1999 at 9:00 a.m. (California time), and at any adjournments or postponements thereof, and authorizes and instructs the proxies to vote in the manner directed below:


  ----------------------------------------------------------------------------

                  (continued and to be signed on reverse side)

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH ABOVE. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 BELOW.

1. On the proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 10, 1999, among the Company, Quantum Corporation and Defiant Acquisition Sub, as amended by the First Amendment dated as of June 28, 1999.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

2. On the proposal to ratify the Company's 1997 reincorporation in Delaware, which is a condition to the closing of the Merger.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

3. In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

   A copy of the Notice of Special Meeting of Stockholders dated August 10, 1999 and the Proxy Statement/Prospectus dated August 10, 1999, have been received by the undersigned. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. Please sign exactly as name or names appear at left, including the title "Executor," "Guardian," etc. if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.



                                       DATED: ___________________________, 1999

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signature if jointly held (if joint or
                                       common ownership)